Exhibit 10.10

STATE OF WISCONSIN	CIRCUIT COURT	MILWAUKEE COUNTY

AURORA HEALTH CARE, INC.

a Wisconsin nonprofit corporation

3000 West Montana

Milwaukee, Wisconsin 53215,

Plaintiff,

v.	Case No: 03-CV-004712 Case Code: 30303

MANAGED HEALTH SERVICES

INSURANCE CORPORATION

c/o Robert J. Johannes, MIBEF Corporate

Services, Inc. Registered Agent

100 East Wisconsin Avenue

Suite 3300

Milwaukee, Wisconsin 53202,

Defendant.

CONFIDENTIAL SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (“Agreement”) is made this 31st day of August, 2005, between Aurora Health Care, Inc. of 3000 West Montana, Milwaukee, WI 53215 (“Aurora”) and Managed Health Services Insurance Corporation, 1205 S. 70th Street, Suite 500, West Allis, WI 53214-3167 (“MHS”).

I. PURPOSE

This agreement is made as a compromise between the parties for the complete and final settlement of their claims, differences, and causes of action with respect to the dispute described below.

II. STATEMENT OF DISPUTE

The litigation captioned Aurora Health Care, Inc. v. Managed Health Services Insurance Corporation, Circuit Court Case No. 03-CV-004712; Appeal Case No. 2005AP001202 (“the Action”) has been fully and finally resolved between the parties through this Agreement. Both MHS and Aurora stipulate and agree that the Action will be dismissed with prejudice and without costs within two business days after receipt of the wire transfer Payment described in Section 3 below (hereinafter, the “Effective Date”).

III. TERMS OF SETTLEMENT

In consideration of the mutual covenants set forth, the parties agree as follows:

A. MHS agrees to pay to Aurora $9,500,000, to be paid as a lump sum on or before September 2, 2005 (the “Payment”). The Payment shall be made payable to Aurora Health Care, Inc.

B. The Hospital Services Agreement (“HSA”) between the parties continues to operate by its terms except as amended herein. MHS agrees to amend the HSA with Aurora and its affiliated organizations to reduce the required Notice of Termination period from 120 days to 90 days.

C. The Payment encompasses and resolves all Aurora ambulatory surgery reimbursement claims under the HSA presently submitted to, and marked for payment by MHS, through August 31, 2005 (the “Submitted Date”). For ambulatory surgery submissions thereafter, Aurora agrees to accept MHS’s ambulatory surgery reimbursement as modified by the lists attached hereto and made a part hereof as Exhibits A and B, at the ambulatory surgery rate through the remainder of the current Hospital Services Agreement that expires on December 31, 2005 for (1) any procedure listed in Exhibit A; and (2) for any procedure listed in Exhibit B and billed with a 360 revenue code.

D. Aurora agrees to withdraw its Notice of Termination dated August 24, 2005 on the Effective Date.

E. MHS and Aurora agree to engage in good faith negotiations to arrive at a new, long term Hospital Services Agreement that will become effective January 1, 2006. Nothing in this Agreement required the parties to reach agreement or continue any contractual relationship.

F. Upon execution of a new Hospital Services Agreement, MHS and Aurora both agree to issue a joint press release that will address the resolution of this litigation as well as the positive nature of any agreed ongoing relationship between MHS and Aurora.

G. Both MHS and Aurora, on the Effective Date shall authorize their respective counsel to execute and cause to be filed a stipulation and order dismissing the action with prejudice and without costs or attorneys’ fees to any party. Both parties also agree to withdraw their respective pending appeals.

IV. EFFECT OF AGREEMENT

A. MHS and Aurora hereby release and discharge each other, and each other’s parent, subsidiaries and other affiliated entities, successors, assigns, officers, directors, shareholders, members, employees, attorneys, and agents, from any and all claims, obligations, and liabilities which either party ever had, or now has against each other, known or unknown, arising in any way out of the Action as stated by the parties in their respective Complaint; Amended Complaint; and Second Amended Complaint for Declaratory Relief; and responses thereto, including all claims for payment under the Hospital Services Agreement for ambulatory surgery reimbursement through the Submitted Date.

B. This agreement shall be binding on and inure to the benefit of MHS, Aurora, and their respective legal representatives, successors, and assigns.

C. This Agreement contains the full and complete agreement of the parties, and all other prior negotiations and agreements pertaining to such subject matter are merged into this Agreement. Both MHS and Aurora hereby expressly disclaim reliance upon any facts, promises, undertakings or representations made by any other party or person, or such party or person’s agents, representatives or attorneys, prior to the date of execution of this Agreement. No oral representations or understandings concerning the subject matter herein shall operate to amend, supercede, or replace any of the provisions of this Agreement. Each party to this Agreement has had the benefit of counsel of its own choice, has been afforded the opportunity to review this Agreement with its chosen counsel, and executes this Agreement of its own free will for the purposes and considerations expressed herein.

Dated this 31st day of August, 2005.

AURORA HEALTH CARE, INC.		MANAGED HEALTH SERVICES INSURANCE CORPORATION

By:	/s/ Donald Nestor	By:	/s/ James D. Donovan
Title:	EVP & CFO	Title:	Director

4